Stamped:
FILED C 7460-87
DEC 08 2000
IN THE OFFICE OF
/S/ DEAN HELLER
DEAN HELLER SECRETARY OF STATE


                            ARTICLES OF MERGER FOR
                               CORVALLIS, INC.,
                             A NEVADA CORPORATION

          Pursuant to the provisions of Art. 5.04 of the Texas Business Corporation Act, Corvallis, Inc., a Nevada corporation (the "Corporation"), hereby adopts and files the following Articles of Merger as the surviving corporation to the merger of USAOneStar.Net, Inc., a Texas corporation ("USAOneStar"), with and into the Corporation:

          FIRST: The name and place of incorporation of each corporation which is a party to this merger is as follows:

Name                              Place of Incorporation
-------------                     ----------------------
Corvallis, Inc.                         Nevada

USAOneStar.Net, Inc.                    Texas

          SECOND: The plan of merger was duly authorized by all action required by the laws under which the Corporation and USAOneStar are incorporated or organized and by its constituent documents.

          THIRD: The Agreement and Plan of Merger (the "Plan") governing the merger between the Corporation and USAOneStar, has been adopted by the Board of Directors of the Corporation and USAOneStar.

          FOURTH: The approval of the shareholders of the Corporation and USAOneStar was required to effectuate the merger. The number of shares of stock outstanding in each of the corporations (and the number of votes entitled to be cast) as of the date of the adoption of the Plan was as follows:

Entity                Type of Shares          Number of Shares Outstanding
---------------      ----------------         ----------------------------
Corvallis, Inc.            Common              1,505,000

USAOneStar.Net, Inc.       Common              1,000,000


          The number of shares of stock of each corporation which voted for and against the Plan was as follows:

Entity                 Type of Shares          For          Against
-----------           ----------------     -----------     ---------------
Corvallis, Inc.             Common            834,345          0

USAOneStar.Net, Inc.        Common          1,000,000          0

          FIFTH: The number of votes cast for the Plan by each voting group entitled to vote was sufficient for approval of the merger by each such voting group.

          SIXTH: Pursuant to the provisions of Art. 5.01 B(5)D(1), of the Texas Business Corporation Act, the Corporation's registered agent in the State of Texas is the Secretary of State of the State of Texas, whose address is PO Box 13697, Austin, Texas 78711-2697. The corporation hereby consents to the service of process on it in accordance with the provisions of Art. 5.01 B(5)D(1) of the Texas Business Corporation Act.

          SEVENTH: The complete executed Plan is on file at the registered office and at the place of business of the Corporation, located at One Executive Blvd., Suite LL1, Owensboro, Kentucky 42301 or other place of business of the Corporation.

          EIGHTH: A copy of the Plan will be furnished by the Corporation, on request and without cost, to any shareholder of either corporation which is a party to the merger.

          NINTH: In accordance with Art. 5.04A (6) of the Texas Business Corporation Act the articles of incorporation of the surviving corporation shall be deemed to be amended to the extent, if any, that changes in its articles of incorporation are stated in the plan of merger; the statements set forth in the articles of incorporation of the surviving entity to this reorganization shall be deemed to be the articles of incorporation of the new corporation.

          TENTH: The surviving entity agrees to be responsible for all franchise taxes of USAOneStar.

          ELEVENTH: The merger will be effective upon the filing of the Articles of Merger.

          DATED this 3rd day of January 2001.


                         CORVALLIS, INC., a Nevada corporation

                               /s/ Whitney O. Cluff
                         By_______________________________________
                              Whitney O. Cluff, President


                               /s/ John Papanikolas
                         By _______________________________________
                              John Papanikolas, Secretary/Treasurer

                                                    Notary Stamp:
                                                    Notary Public
                                                    ANITA PATTERSON
                                                    525 South 300 East
                                                    Salt Lake City, Utah 84111
                                                    My Commission Expires
                                                    April 1, 2004
                                                    State of Utah


STATE OF UTAH          )
                       : ss.
COUNTY OF SALT LAKE    )

          On the 3rd day of January, 2001, personally appeared before me Whitney O. Cluff and John Papanikolas personally known to me or proved to me on the basis of satisfactory evidence, and who, being by me duly sworn, did say that they are the President and Secretary/Treasurer of Corvallis, Inc., and that said document was signed by them on behalf of said corporation by authority of its bylaws, and said Whitney O. Cluff and John Panpanikolas acknowledged to me that said corporation executed the same.



                         /s/ Anita Patterson
                         ___________________________________________
                         NOTARY PUBLIC



                         USAONESTAR.NET, INC., a Texas corporation

                               /s/ Lowell G. Mims
                         By_______________________________________
                             Lowell G. Mims, President


                               /s/ Kelly Turner
                         By _______________________________________
                              Kelly Turner, Secretary/Treasurer


                                                    Notary Stamp:
                                                    Notary Public
                                                    ANITA PATTERSON
                                                    525 South 300 East
                                                    Salt Lake City, Utah 84111
                                                    My Commission Expires
                                                    April 1, 2004
                                                    State of Utah

STATE OF UTAH              )
                           : ss.
COUNTY OF SALT LAKE        )

          On the 3rd day of January, 2001, personally appeared before me Lowell G. Mims and Kelly Turner personally known to me or proved to me on the basis of satisfactory evidence, and who, being by me duly sworn, did say that they are the President and Secretary/Treasurer of USAOneStar.Net, Inc., and that said document was signed by them on behalf of said corporation by authority of its bylaws, and said Lowell G. Mims and Kelly Turner acknowledged to me that said corporation executed the same.


                         /s/ Anita Patterson
                        ________________________________
                         NOTARY PUBLIC